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Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges

                                                    Years ended December 31
                                                 2002         2001         2000
                                               -------      -------      -------
                                                    (dollars in thousands)
Inclusive of interest on deposits:
Pre-tax income from operations                 $11,298      $ 9,626      $ 9,488
                                               -------      -------      -------
Add: Interest on deposits                       17,335       24,455       23,582
Interest on short-term                           4,853        7,598        8,517
borrowings, notes payable and                  -------      -------      -------
long-term debt
Total fixed charges                             22,188       32,053       32,099
                                               -------      -------      -------

Pre-tax earnings before fixed                  $33,486      $41,679      $41,587
charges                                        -------      -------      -------

Ratio of earnings to fixed                       1.51x        1.30x        1.30x
charges, inclusive of interest on              -------      -------      -------
deposits
Exclusive of interest on
deposits:
Pre-tax income from operations                 $11,298      $ 9,626      $ 9,488
Add: Total fixed charges -                       4,853        7,598        8,517
interest on short-term                         -------      -------      -------
borrowings, notes payable, and
long-term debt
Pre-tax earnings before fixed                  $16,151      $17,224      $18,005
charges                                        -------      -------      -------
Ratio of earnings to fixed                       3.33x        2.27x        2.11x
charges, exclusive of interest on              -------      -------      -------
deposits

                                                          Years ended December 31
                                                             1999         1998
                                                            -------      -------
                                                           (dollars in thousands)
Inclusive of interest on deposits:
Pre-tax income from operations                              $ 9,523        8,264
                                                            -------      -------
Add: Interest on deposits                                    19,541       15,755
Interest on short-term borrowings,                            3,739        3,393
notes payable and long-term debt                            -------      -------
Total fixed charges                                          23,280       19,148
                                                            -------      -------

Pre-tax earnings before fixed                               $32,803      $27,412
charges                                                     -------      -------

Ratio of earnings to fixed                                    1.41x        1.43x
charges, inclusive of interest on                           -------      -------
deposits
Exclusive of interest on deposits:


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

Pre-tax income from operations                              $ 9,523      $ 8,264
Add: Total fixed charges -                                    3,739        3,393
interest on short-term borrowings, notes payable,           -------      -------
and long-term debt
Pre-tax earnings before fixed                               $13,262      $11,657
charges                                                     -------      -------
Ratio of earnings to fixed                                    3.55x        3.44x
charges, exclusive of interest on                           -------      -------
deposits


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